Exhibit 99.1

Contacts:	Bob Wynne Corporate Communications Oracle Corporation (650) 506-5834 Bob.Wynne@oracle.com

CFO and Co-president Greg Maffei to Leave Oracle

REDWOOD SHORES, Calif., November 3, 2005 — Greg Maffei has decided to leave Oracle (NASDAQ: ORCL), the company announced today. “Greg has told us he’s looking at a terrific professional opportunity,” said Oracle CEO Larry Ellison. “We wish him well.” “My resignation from Oracle is not a reflection on the company, its executives or employees,” Maffei said. “And I wish Oracle and my former co-workers the very best.”

Oracle Co-president Safra Catz will take on the additional responsibility of Chief Financial Officer, and Maffei will remain with the company until November 15th to help with a smooth transition.